EXHIBIT 23.3



                                     CONSENT



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2001, in this Form SB-2 and related Prospectus of ARC Wireless Solutions, Inc. for the registration of 1,034,545 shares of its common stock.


                                                     /s/ Ernst & Young LLP



Denver, Colorado
October 1, 2002